Exhibit 23.2


                         [Letterhead of BDO Campsobers]




Playlogic International N.V.
F.a.o. Mr. W.M. Smit
Concertgebouwplein 13
1071 LL AMSTERDAM

Amstelveen, August 30, 2005                                Our ref.: OvA/RA10663



Dear Mr. Smith,

We give you the permission to use the following texts for the Consent of Independent Registered Public Accounting Firm and the Report of the Registered Public Accounting firm in the Amendment No. 1 to form SB-2 initialed for identification purposes:

"Consent of Independent Registered Public Accounting Firm
---------------------------------------------------------

Playlogic International N.V.
Amsterdam

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 13, 2005, relating to the consolidated financial statements of Playlogic International N.V., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


BDO Campsobers Accountants

Amstelveen, August 30, 2005"

"Report of the Independent Registered Public Accounting firm

To the board of directors and shareholders of Playlogic International N.V.

We have audited the accompanying consolidated balance sheets of Playlogic International N.V., Amsterdam, and its subsidiaries ("the company") as of December 31, 2004 and December 31, 2003, and the related consolidated statements of operations, cash flows and changes in stockholders' deficit for each of the years in the two-year period ended December 31, 2004. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Playlogic International N.V., Amsterdam, and its subsidiaries as of December 31, 2004 and December 31, 2003 and the results of their operations, their cash flows and their changes in stockholders' deficit for each of the years in the two-year period ended December 31, 2004, in accordance with United States generally accepted accounting principles.

The consolidated financial statements referred to above have been prepared assuming that the company will continue as a going concern. As discussed in the note to the consolidated financial statements named "Financial position and continuity", the company has experienced losses from operations, and has a working capital deficiency and accumulated deficit that raised substantial doubt at year end 2004 about its ability to continue as a going concern. However, in 2005 all loans granted by stockholders are redeemed. The redemption will be used as payment on shares to be issued. By doing so, the company will enter the reverse merger without any material loans. Further new stock has been issued. Nevertheless new capital has to be raised. Management's plans in regard to these matters are also described in the note referred to above. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Amstelveen, The Netherlands, 13th July 2005


O. van Agthoven RA H. Kroeze RA"

If you have any questions, do not harm to contact us.

Kind regards,

BDO CampsObers Accountants

/s/ O. van Agthoven RA

O. van Agthoven RA